Exhibit 99.2

Mobile Satellite Ventures LP

Report to Noteholders Pursuant to Section 4.02(b)(3) of Indenture, Dated May 24, 2006

This report includes “forward-looking statements.” All statements other than statements of historical facts included in this report regarding our prospects, plans, financial position and business strategy may constitute forward-looking statements. These statements are based on the beliefs and assumptions of our management and on the information currently available to our management at the time of such statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Offering Memorandum, dated March 23, 2006, under the caption “Risk Factors” and elsewhere. Except as required by the Federal securities laws, we do not have any intention or obligation to update forward-looking statements after we deliver this report.

Item 1.01	Entry into Material Definitive Agreement

On May 19, 2006, Mobile Satellite Ventures LP (“MSV” or the “Company”) entered into a letter agreement outlining the terms of an amendment (the “Amendment”) to its satellite construction contract with Boeing Satellite Systems, Inc. (“Boeing”). The Company and Boeing entered into such contract on January 9, 2006.

The satellite construction contract calls for the construction of three next generation L-band satellites, beginning with the launch of “MSV-SA,” a South American satellite, followed by the launch of two North American satellites. The Amendment changes the construction and delivery schedule for the three satellites, by accelerating by approximately eight months the construction, launch and operations of the two North American satellites, and deferring the construction and launch schedule for MSV-SA to the third delivery position. As a result of this Amendment, MSV will not meet the FCC critical design review milestone for MSV-SA and accordingly may surrender the FCC authorization for that satellite, and may forfeit the $2.25 million bond associated with that authorization. To pursue construction and delivery of MSV-SA on the new schedule, MSV will be required to obtain a new FCC authorization for such satellite, and MSV also expects that it will need to negotiate a further amendment to the satellite construction contract with Boeing which will likely include an increase in the purchase price for MSV-SA.

The Company issued the attached press release on May 24, 2006 discussing the Amendment and related matters.

Contact:

Mobile Satellite Ventures

Frank DeMaria

fdemaria@brunswickgroup.com

Erin Moore

emoore@brunswickgroup.com

Brunswick Group

212 333 3810

For Immediate Release

MOBILE SATELLITE VENTURES ACCELERATES NORTH AMERICAN BUILD

OF NEXT GENERATION SATELLITES

World’s Most Powerful Transparency Class Satellites to be Built by Boeing for North America First

Reston, Va. – May 24, 2006 – Mobile Satellite Ventures (MSV) and its joint venture partner, MSV Canada, today announced that it had reached an agreement with Boeing to accelerate the deployment of its two North American satellites, which will form the backbone of its satellite-cellular wireless communications network.

The agreement will move up, by approximately eight months, the construction, launch and operations of each of the two North American satellites, with the launch of the United States satellite scheduled for mid-2009 and the Canadian satellite in early 2010. These two new satellites will replace and expand upon the current MSAT satellite system operated by MSV and MSV Canada and offer consumers the most highly advanced wireless communications services available. The development of the third satellite for South America, MSV-SA, has been deferred to the third delivery position for the MSV system.

“Our decision to amend the agreement reflects a need in the marketplace to focus on North America as a priority in launching an advanced ubiquitous network solution and reflects a better return on our investment for our shareholders,” said Alexander Good, Vice Chairman, Chief Executive Officer and President of MSV. “We look forward to providing wireless service with devices that are virtually identical to cell phone handsets in terms of aesthetics, cost and functionality. The applications for a commercial service, including deployment of an anywhere, anytime broadband network, are enormous. The benefits to homeland security are also compelling, as satellites can act as the primary form of communication for emergency responders during natural disasters when usual means of communication can fail.”

“This agreement will now bring the most advanced, integrated network to benefit Canada and the U.S. alike in 2009,” said Larry Boisvert, Chairman and President of MSV Canada. “Our venture with MSV provides for complementary and redundant operations blanketing North America, and once the first satellite is up will provide far-reaching benefits to all of North America.”

MSV originally announced in January 2006 that it entered into an agreement with Boeing to build three next generation L-band satellites to enable the world’s first commercial mobile satellite service using integrated space and terrestrial elements, beginning with the launch of MSV-SA. The network, based on MSV’s patented Ancillary Terrestrial Component (ATC) technology, combines the best of satellite and cellular technology, to deliver reliable, advanced and ubiquitous voice and data coverage As previously reported, MSV’s Boeing-built satellites will be among the largest and most powerful ever built and will be based on Boeing’s proven technology from predecessor satellites and a quarter century heritage of integrating and deploying L-band systems.

The two North American satellites will be the backbone of an advanced commercial telecommunications network being developed by MSV and its Canadian joint venture partner, MSV Canada. Like the current MSAT satellites, the new satellites will cover Canada and the United States, including Alaska, Hawaii, Puerto Rico, the Virgin Islands, and the Caribbean Basin, as well as Mexico.

About Mobile Satellite Ventures

Mobile Satellite Ventures LP (MSV) is at the forefront of the development of the first hybrid satellite-cellular communications network, which will provide seamless, transparent and ubiquitous wireless coverage of North America to conventional handsets. It has extensive patents on the technology and holds the first and only FCC license to provide these services. Along with its Canadian joint venture partner, MSV Canada, MSV plans to launch two satellites for North American coverage, which will be among the largest and most powerful commercial satellites ever built. When completed, the network will transform communications in a variety of areas including public safety, homeland security, aviation, transportation and entertainment, by providing interoperable, user-friendly and feature-rich voice and high-speed data services. MSV received the first ATC license granted by the FCC, marking a new era for the mobile satellite industry.

Today MSV offers customers a wide choice of wireless data, voice, fax and dispatch radio services via the two MSAT satellites. It provides superior capacity and reliability across North America, northern South America, Central America, the Caribbean, Hawaii and their coastal waters.

MSV is privately held and its primary investors include Motient Corporation (Pink Sheets: MNCP), SkyTerra Communications (OTC: SKYT), TMI Communications, Columbia Capital, and Spectrum Equity Investors.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our prospects, plans, financial position and business strategy and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with futures results. These statements are based on the beliefs and assumptions of our management and on the information currently available to our management at the time of such statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to risks and uncertainties, including risks related to the ability of other parties to fulfill their contractual obligations, the need to obtain regulatory approvals, including without limitation, by the Federal Communications Commission, and other factors impacting our ability to pursue our next generation business plan. We assume no obligation to update or supplement such forward-looking statements.

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